Exhibit 24
Securities and Exchange Commission
Washington, D.C. 20549

Re: Parker-Hannifin Corporation

Commission File No. 1-4982
Annual Report on Form 10-K
Authorized Representatives

Gentlemen:
Parker-Hannifin Corporation (the "Company") is the issuer of Securities registered under Section 12(b) of the Securities Exchange Act of 1934 (the "Act"). Each of the persons signing his or her name below confirms, as of the date appearing opposite his or her signature, that each of the following "Authorized Representatives" is authorized on his or her behalf to sign and to submit to the Securities and Exchange Commission Annual Reports on Form 10-K and amendments thereto as required by the Act:
Authorized Representatives
Donald E. Washkewicz
Jon P. Marten
Thomas A. Piraino, Jr.
Each person so signing also confirms the authority of each of the Authorized Representatives named above to do and perform, on his or her behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form 10-K filing requirements. The authority confirmed herein shall remain in effect as to each person signing his or her name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.

	Date		Date
/s/ D.E. Washkewicz	8/16/2012	/s/K.P. Müller	8/16/2012
Donald E. Washkewicz, Chairman of the		Klaus-Peter Müller, Director
Board, Chief Executive Officer and
President(Principal Executive Officer)

/s/ Jon P. Marten	8/16/2012	/s/Candy M. Obourn	8/16/2012
Jon P. Marten, Executive Vice		Candy M. Obourn, Director
President – Finance & Administration
and Chief Financial Officer
(Principal Financial Officer)

/s/ Catherine A. Suever	8/16/2012	/s/Joseph M. Scaminace	8/16/2012
Catherine A. Suever, Vice President and		Joseph M. Scaminace, Director
Controller(Principal Accounting Officer)

/s/Robert G. Bohn	8/16/2012	/s/Wolfgang R. Schmitt	8/16/2012
Robert G. Bohn, Director		Wolfgang R. Schmitt, Director

/s/Linda S. Harty	8/16/2012	/s/Åke Svensson	8/16/2012
Linda S. Harty, Director		Åke Svensson, Director

/s/W.E. Kassling	8/16/2012	/s/James L. Wainscott	8/16/2012
William E. Kassling, Director		James L. Wainscott, Director

/s/R.J. Kohlhepp	8/16/2012
Robert J. Kohlhepp, Director